Scholastic Reports Fiscal 2025 Third Quarter Results
Over $35 Million Returned to Shareholders in Third Quarter; Share Repurchase Authorization Increased to $100 Million

Company Affirms Adjusted EBITDA Outlook at Low End of Range

New York – March 20, 2025 – Scholastic Corporation (NASDAQ: SCHL), the global children’s publishing, education and media company, today reported financial results for the Company’s fiscal third quarter ended February 28, 2025.

Peter Warwick, President and Chief Executive Officer, said, “Scholastic achieved modest revenue growth and improved operating results in the third quarter. Despite increasing pressure on family and school spending on books and educational materials, strong performance by School Book Fairs and Clubs, successful new titles and the addition of 9 Story Media Group contributed to positive results, underscoring Scholastic’s unique strengths engaging kids with great books and quality children’s media.

“Scholastic’s winning record creating global children’s franchises continued last quarter. Dog Man: Big Jim Begins, the thirteenth book in Dav Pilkey’s global phenomenon, has been the top-selling book in the US and major English-speaking markets since its release in early December. Earlier this week Scholastic published the fifth book in Suzanne Collins’ bestselling Hunger Games® series, Sunrise on the Reaping, which is already topping some bestseller lists based on pre-orders. Last quarter Scholastic Entertainment also leveraged its new capabilities to greatly expand the distribution and monetization of the Company’s IP on YouTube, the dominant platform for kids’ media consumption. In February alone Scholastic’s branded channels drew almost 10 million views, up nearly 40 times from a year ago.

“The Education Solutions division was impacted by the continued slow-down in the supplemental curriculum market in the third quarter, but we remain encouraged by upcoming product launches. We have also begun a strategic review of this important and valuable business, as we explore options to optimize it for long-term success.

“Based on the intensifying spending pressure that we experienced last quarter and expect to continue into the fourth quarter, we forecast full-year Adjusted EBITDA at the low end of our fiscal 2025 guidance and more modest revenue growth year-over-year. We have taken a number of one-time and ongoing cost actions in response to these headwinds, as previously disclosed, benefiting both the current and next fiscal years. As we continue to focus on Scholastic’s long-term growth and profitability, we remain committed to our capital allocation priorities, expanding our share repurchase authorization to $100 million and after having returned over $35 million to shareholders through share repurchases and dividends last quarter.”

Outlook

For fiscal year 2025, the Company has narrowed its outlook for Adjusted EBITDA (as defined in the accompanying tables) to approximately $140 million, from $140 million to $150 million previously. The Company now forecasts modest full-year revenue growth, compared to prior guidance of 4% to 6% growth.
Fiscal 2025 Q3 Review

In $ millions (except per share data)	Third Quarter		Change
	Fiscal 2025	Fiscal 2024	$	%
Revenues	$335.4	$323.7	$11.7	4%

Operating income (loss)	$(23.9)	$(34.9)	$11.0	32%
Earnings (loss) before taxes	$(28.4)	$(34.6)	$6.2	18%
Diluted earnings (loss) per share	$(0.13)	$(0.91)	$0.78	86%

Operating income (loss), ex. one-time items *	$(20.9)	$(30.6)	$9.7	32%
Diluted earnings (loss) per share, ex. one-time items *	$(0.05)	$(0.80)	$0.75	94%

Adjusted EBITDA *	$6.0	$(7.2)	$13.2	183%
* Please refer to the non-GAAP financial tables attached

Revenues increased 4% to $335.4 million, reflecting the contribution of 9 Story Media Group, recorded in the Entertainment segment, and higher revenues in School Reading Events, partly offset by lower supplemental curriculum and collections product sales in Education Solutions.

Operating loss improved 32% to a loss of $23.9 million in the quarter compared to a loss of $34.9 million a year ago, including $3.0 million and $4.3 million in one-time charges in each period, respectively. Excluding one-time charges in both periods, operating loss improved $9.7 million. Adjusted EBITDA (a non-GAAP measure of operations explained in the accompanying tables) increased 183% to $6.0 million. The improved seasonal loss primarily reflects a reduction in discretionary overhead expenses and higher revenues in the Children’s Book Publishing and Distribution segment, which more than offset the impact of lower sales in Education Solutions.

Quarterly Results

Children’s Book Publishing and Distribution

In the fiscal third quarter, the Children’s Book Publishing and Distribution segment’s revenues increased 5% to $203.3 million.

•Book Fairs revenues were $110.7 million, up 8% from the prior year period, reflecting a larger number of fall-season fairs occurring in December compared to the prior year period, which contributed to higher fair count in the quarter. Fair count remains on track to achieve 90,000 fairs in fiscal 2025. Revenue per fair was in-line with prior year.

•Book Clubs revenues were $15.2 million, up 14% from the prior year period, primarily reflecting higher order volumes and revenue per sponsor.

•Consolidated Trade revenues were $77.4 million, in line with the prior year period, primarily reflecting the strong performance of the global bestselling Dog Man® series, offset by lower backlist sales as increasing pressure on consumer spending led to softness in the retail book market. Fourth quarter revenues are expected to benefit from the March 2025 release of Sunrise on the Reaping, the fifth book in Suzanne Collins’ Hunger Games® series.

Segment operating income was $7.6 million, compared to $2.3 million a year ago, which included one-time charges of $0.5 million in the prior year period. Excluding one-time charges, adjusted operating loss improved by $4.8 million. The year-over-year increase was primarily driven by higher revenue in School Reading Events.

Education Solutions

Education Solutions revenues decreased 16% to $57.2 million, on lower sales driven by the continuing headwinds in the supplemental curriculum market. Segment operating loss was $6.9 million, compared to segment operating loss of $0.8 million in the prior period, reflecting lower segment revenues. The segment continues to invest in new products for release in the 2025/2026 school year.

Entertainment

Segment revenues were $12.8 million, primarily reflecting the addition of 9 Story Media Group. Segment operating loss was $3.9 million, which included one-time charges of $1.5 million, compared to $3.1 million in the prior year period, which included one-time charges of $3.0 million. Excluding one-time charges, adjusted segment operating loss increased $2.3 million. As part of the acquisition, the Company incurred $2.3 million of intangible amortization during the quarter. Excluding the amortization, operating loss was $0.1 million.

International

Excluding unfavorable foreign currency exchange of $2.7 million, International revenues increased 5% to $59.3 million, reflecting higher revenues in major markets. Segment operating loss was $2.1 million, which included one-time charges of $0.1 million, compared to a loss of $5.9 million in the prior year period. Excluding one-time charges, adjusted operating loss improved by $3.9 million, driven by higher revenues and operational efficiencies.

Overhead

Overhead costs were $18.6 million, which included one-time charges of $1.4 million, compared to $27.4 million in the prior year period, which included one-time charges of $0.8 million. Excluding one-time charges, adjusted overhead costs decreased $9.4 million driven by lower employee-related costs.

Capital Position and Liquidity

In $ millions	Third Quarter		Change
	Fiscal 2025	Fiscal 2024	$	%
Net cash (used) provided by operating activities	$(12.0)	$13.1	$(25.1)	NM
Additions to property, plant and equipment and prepublication expenditures	(14.7)	(20.2)	5.5	27%
Net borrowings (repayments) of film related obligations	(4.0)	—	(4.0)	NM
Free cash flow (use)*	$(30.7)	$(7.1)	$(23.6)	NM

Net cash (debt)*	$(189.4)	$78.9	$(268.3)	NM
NM - Not meaningful
* Please refer to the non-GAAP financial tables attached

Net cash used by operating activities was $12.0 million, compared to net cash provided of $13.1 million in the prior year period, primarily driven by lower customer remittances and higher interest payments, partly offset by lower taxes. Free cash use (a non-GAAP measure of operations explained in the accompanying tables) was $30.7 million in fiscal 2025, compared to free cash use of $7.1 million in the prior period.

Net debt was $189.4 million compared to a net cash position of $78.9 million in the prior year period, reflecting the Company’s borrowings under its recently upsized revolving credit facility to fund the acquisition of 9 Story Media Group. The Company believes its balance sheet provides significant flexibility, with modest debt and non-operating assets that could be monetized, if and when the Company chose to, market conditions permitting, in accordance with its capital allocation priorities.

The Company owns its headquarters building at 555 / 557 Broadway in Soho, New York City, with 355,000 square feet, of which 26,600 square feet is premium retail space that is currently under lease and is expected to generate $11.1 million in rental revenue in fiscal year 2026, based on currently held lease agreements. Of the remaining 328,400 square feet of Class A office space, 108,000 square feet are currently being marketed, as the Company consolidates its use of the building. Offsetting gains on any potential monetization transaction, the tax basis of the New York City headquarters reflects the purchase of 555 Broadway in 2014 for approximately $255 million and subsequent improvements, less accumulated depreciation.

In addition to the New York City headquarters building, the Company owns its distribution facilities, including three warehouses with 1,459,000 square feet of space and 162 acres of related land, situated in and around Jefferson City, MO. These facilities are approximately 70% utilized at the moment. The tax basis on this asset is low, reflecting many years of accumulated depreciation.

Consistent with its capital allocation priorities, the Company distributed $5.7 million in dividends and repurchased 1,450,274 shares of its common stock for $30.0 million in the third quarter.

The Company's Board of Directors authorized an additional $53.4 million for repurchases of its common stock under the Company's stock repurchase program increasing the authorization to $100 million. The Company expects to continue purchasing shares, from time to time as conditions allow, on the open market or in negotiated private transactions for the foreseeable future.

Fiscal Year-To-Date 2025 Review

In $ millions (except per share data)	Year-To-Date		Change
	Fiscal 2025	Fiscal 2024	$	%
Revenues	$1,117.2	$1,114.8	$2.4	0%

Operating income (loss)	$(37.7)	$(32.7)	$(5.0)	(15)%
Earnings (loss) before taxes	$(50.2)	$(31.1)	$(19.1)	(61)%
Diluted earnings (loss) per share	$(0.61)	$(0.80)	$0.19	24%

Operating income (loss), ex. one-time items *	$(27.6)	$(22.1)	$(5.5)	(25)%
Diluted earnings (loss) per share, ex. one-time items*	$(0.34)	$(0.53)	$0.19	36%

Adjusted EBITDA *	$54.2	$46.2	$8.0	17%
* Please refer to the non-GAAP financial tables attached

Revenues of $1,117.2 million year to date were in line with the prior year period, primarily reflecting the contribution of 9 Story Media Group, recorded in the Entertainment segment, offset by lower supplemental curriculum and collections product sales in Education Solutions.

Operating loss was $37.7 million year to date, compared to operating loss of $32.7 million a year ago, including $10.1 million and $10.6 million in one-time charges related to restructuring and cost-savings activities in each period, respectively. Excluding one-time charges, operating loss increased $5.5 million from a year ago. This primarily reflects the impact of lower sales in Education Solutions and the impact of the 9 Story Media Group acquisition. Adjusted EBITDA increased $8.0 million to $54.2 million, primarily reflecting the impact of the 9 Story Media Group acquisition. As part of the acquisition, the Company incurred $6.5 million of intangible amortization during the period. Excluding the amortization, operating loss was $31.2 million.

Additional Information

To supplement our financial statements presented in accordance with GAAP, we include certain non-GAAP calculations and presentations including, as noted above, “Adjusted EBITDA” and “Free Cash Flow”. Please refer to the non-GAAP financial tables attached to this press release for supporting details on the impact of one-time items on operating income, net income and diluted EPS, and the use of non-GAAP financial measures included in this release. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.
Conference Call
The Company will hold a conference call to discuss its results at 4:30 p.m. ET today, March 20, 2025. Peter Warwick, Scholastic President and Chief Executive Officer, and Haji Glover, the Company’s Chief Financial Officer, Executive Vice President, will moderate the call.

A live webcast of the call can be accessed at https://edge.media-server.com/mmc/p/m98wgyws/. To access the conference call by phone, please go to https://register.vevent.com/register/BIba13029c72e1414fa441a92404a14a4d, which will provide dial-in details. To avoid delays, participants are encouraged to dial into the conference call five minutes ahead of the scheduled start time. Shortly following the call, an archived webcast and accompanying slides from the conference call will be posted at investor.scholastic.com.
About Scholastic
For more than 100 years, Scholastic Corporation (NASDAQ: SCHL) has been meeting children where they are – at school, at home and in their communities – by creating quality content and experiences, all beginning with literacy. Scholastic delivers stories, characters, and learning moments that empower all kids to become lifelong readers and learners through bestselling children's books, literacy- and knowledge-building resources for schools including classroom magazines, and award-winning, entertaining children's media. As the world's largest publisher and distributor of children's books through school-based book clubs and book fairs, classroom libraries, school and public libraries, retail, and online, and with a global reach into more than 135 countries, Scholastic encourages the personal and intellectual growth of all children, while nurturing a lifelong relationship with reading, themselves, and the world around them. Learn more at www.scholastic.com.

Contact

Investors:
Jeffrey Mathews
(212) 343-6741, investor_relations@scholastic.com

Media:
Anne Sparkman
(212) 343-6657, asparkman@scholastic.com

Forward-Looking Statements

This news release contains certain forward-looking statements relating to future periods. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children’s book and educational materials markets generally and acceptance of the Company’s products within those markets, and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHL: Financial

Table 1

Scholastic Corporation
Consolidated Statements of Operations
(Unaudited)
(In $ Millions, except shares and per share data)

	Three months ended		Nine months ended
	02/28/25	02/29/24	02/28/25	02/29/24
Revenues (1)	$335.4	$323.7	$1,117.2	$1,114.8
Operating costs and expenses:
Cost of goods sold	154.6	148.7	511.5	512.8
Selling, general and administrative expenses (2)	187.5	194.8	594.5	592.1
Depreciation and amortization	16.9	14.6	48.5	42.1
Asset impairments and write downs (3)	0.3	0.5	0.4	0.5
Total operating costs and expenses	359.3	358.6	1,154.9	1,147.5
Operating income (loss)	(23.9)	(34.9)	(37.7)	(32.7)
Interest income (expense), net	(4.3)	0.6	(11.7)	2.4
Other components of net periodic benefit (cost)	(0.2)	(0.3)	(0.8)	(0.8)
Earnings (loss) before income taxes	(28.4)	(34.6)	(50.2)	(31.1)
Provision (benefit) for income taxes (4)	(24.8)	(8.1)	(32.9)	(7.3)
Net income (loss) (1)	(3.6)	(26.5)	(17.3)	(23.8)
Basic and diluted earnings (loss) per share of Class A and Common Stock (5)
Basic	$(0.13)	$(0.91)	$(0.61)	$(0.80)
Diluted	$(0.13)	$(0.91)	$(0.61)	$(0.80)
Basic weighted average shares outstanding	27,778	29,052	28,135	29,906
Diluted weighted average shares outstanding	27,876	29,815	28,490	30,747
(1) The financial results of 9 Story Media Group from the date of acquisition on June 20, 2024 through February 28, 2025 are included in the Company’s consolidated results of operations as of February 28, 2025. The unaudited pro-forma consolidated results of operations as if the acquisition had occurred on June 1, 2023, the beginning of fiscal 2024, includes revenues of $335.4 and $1,122.9 and net loss of $3.6 and $19.1 for the three and nine months ended February 28, 2025, respectively, and revenues of $341.9 and $1,169.0 and net loss of $29.3 and $34.2 for the three and nine months ended February 29, 2024, respectively.

(2) In the three and nine months ended February 28, 2025, the Company recognized pretax severance of $1.8 and $6.8, respectively, related to cost-savings initiatives and pretax costs of $0.9 and $3.0, respectively, related to the acquisition of 9 Story Media Group and other costs. In the three and nine months ended February 29, 2024, the Company recognized pretax costs related to its planned investment in 9 Story Media Group of $3.0 and pretax severance of $0.8 and $7.1, respectively, related to restructuring and cost-savings initiatives.

(3) In the three and nine months ended February 28, 2025, the Company recognized pretax asset impairment of $0.3 related to an early exit of an office lease. In the three and nine months ended February 29, 2024, the Company recognized pretax asset impairment of $0.5 related to an early exit of a sales office lease.

(4) In the three and nine months ended February 28, 2025, the Company recognized a benefit of $0.7 and $2.4, respectively, for income taxes in respect to one-time pretax items. In the three and nine months ended February 29, 2024, the Company recognized a benefit of $1.1 and $2.7, respectively, for income taxes in respect to one-time pretax items.

(5) Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on numbers rounded to millions may not yield the results as presented.

Table 2

Scholastic Corporation
Segment Results
(Unaudited)
(In $ Millions)

	Three months ended		Change		Nine months ended		Change
	02/28/25	02/29/24	$	%	02/28/25	02/29/24	$	%
Children’s Book Publishing and Distribution (1)
Revenues
Books Clubs	$15.2	$13.3	$1.9	14%	$51.1	$48.3	$2.8	6%
Book Fairs	110.7	102.7	8.0	8%	370.5	372.1	(1.6)	(0)%
School Reading Events	125.9	116.0	9.9	9%	421.6	420.4	1.2	0%
Consolidated Trade	77.4	77.1	0.3	0%	254.1	267.5	(13.4)	(5)%
Total Revenues	203.3	193.1	10.2	5%	675.7	687.9	(12.2)	(2)%
Operating income (loss)	7.6	2.3	5.3	NM	73.1	72.9	0.2	0%
Operating margin	3.7%	1.2%			10.8%	10.6%

Education Solutions
Revenues	57.2	68.5	(11.3)	(16)%	184.1	215.5	(31.4)	(15)%
Operating income (loss)	(6.9)	(0.8)	(6.1)	NM	(24.4)	(13.7)	(10.7)	(78)%
Operating margin	NM	NM			NM	NM

Entertainment (1)
Revenues	12.8	0.5	12.3	NM	46.2	1.3	44.9	NM
Operating income (loss)	(3.9)	(3.1)	(0.8)	(26)%	(9.1)	(4.4)	(4.7)	(107)%
Operating margin	NM	NM			NM	NM

International
Revenues	59.3	59.1	0.2	0%	202.8	202.8	0.0	0%
Operating income (loss)	(2.1)	(5.9)	3.8	64%	(4.7)	(6.1)	1.4	23%
Operating margin	NM	NM			NM	NM

Overhead
Revenues	2.8	2.5	0.3	12%	8.4	7.3	1.1	15%
Operating income (loss)	(18.6)	(27.4)	8.8	32%	(72.6)	(81.4)	8.8	11%

Operating income (loss)	$(23.9)	$(34.9)	$11.0	32%	$(37.7)	$(32.7)	$(5.0)	(15)%
NM - Not meaningful
(1) The newly formed Entertainment segment includes the operations of Scholastic Entertainment Inc. (SEI), which were included in the Children’s Book Publishing and Distribution segment in prior periods, and 9 Story Media Group. The financial results for SEI for the three and nine months ended February 29, 2024 have been reclassified to Entertainment to reflect this change.

Table 3

Scholastic Corporation
Supplemental Information
(Unaudited)
(In $ Millions)

Selected Balance Sheet Items
			02/28/25	02/29/24
Cash and cash equivalents			$94.7	$110.4
Accounts receivable, net			255.9	253.0
Inventories, net			270.8	282.5
Accounts payable			133.5	126.1
Deferred revenue			205.2	193.8
Accrued royalties			85.1	75.1
Film related obligations			18.8	—
Lines of credit and long-term debt			280.8	31.5
Net cash (debt) (1)			(189.4)	78.9
Total stockholders’ equity			941.3	997.6

Selected Cash Flow Items
	Three months ended		Nine months ended
	02/28/25	02/29/24	02/28/25	02/29/24
Net cash provided by (used in) operating activities	$(12.0)	$13.1	$17.3	$84.7
Property, plant and equipment additions	(9.0)	(14.7)	(39.9)	(43.8)
Prepublication expenditures	(5.7)	(5.5)	(15.8)	(17.2)
Net borrowings (repayments) of film related obligations	(4.0)	—	(18.6)	—
Free cash flow (use) (2)	$(30.7)	$(7.1)	$(57.0)	$23.7
(1) Net cash (debt) is defined by the Company as cash and cash equivalents less production cash of $3.3 as of February 28, 2025, net of lines of credit and short-term and long-term debt. Film related obligations are not included. The Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company’s effective leverage and financing needs.

(2) Free cash flow (use) is defined by the Company as net cash provided by or used in operating activities (which includes royalty advances) and cash acquired through acquisitions and from the sale of assets, reduced by spending on property, plant and equipment and prepublication costs and adjusted for net cash flows from film related obligations. The Company believes that this non-GAAP financial measure is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions. The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

Table 4

Scholastic Corporation
Supplemental Results - Excluding One-Time Items
(Unaudited)
(In $ Millions, except per share data)

	Three months ended
	02/28/2025			02/29/2024
	Reported	One-time items	Excluding One-time items	Reported	One-time items	Excluding One-time items
Diluted earnings (loss) per share (1)	$(0.13)	$0.08	$(0.05)	$(0.91)	$0.11	$(0.80)
Net income (loss)	$(3.6)	$2.3	$(1.3)	$(26.5)	$3.2	$(23.3)
Earnings (loss) before income taxes	$(28.4)	$3.0	$(25.4)	$(34.6)	$4.3	$(30.3)

Children’s Book Publishing and Distribution (2)	$7.6	$—	$7.6	$2.3	$0.5	$2.8
Education Solutions	(6.9)	—	(6.9)	(0.8)	—	(0.8)
Entertainment (3)	(3.9)	1.5	(2.4)	(3.1)	3.0	(0.1)
International (4)	(2.1)	0.1	(2.0)	(5.9)	—	(5.9)
Overhead (5)	(18.6)	1.4	(17.2)	(27.4)	0.8	(26.6)
Operating income (loss)	$(23.9)	$3.0	$(20.9)	$(34.9)	$4.3	$(30.6)
	Nine months ended
	02/28/2025			02/29/2024
	Reported	One-time items	Excluding One-time items	Reported	One-time items	Excluding One-time items
Diluted earnings (loss) per share (1)	$(0.61)	$0.27	$(0.34)	$(0.80)	$0.26	$(0.53)
Net income (loss)	$(17.3)	$7.7	$(9.6)	$(23.8)	$7.9	$(15.9)
Earnings (loss) before income taxes	$(50.2)	$10.1	$(40.1)	$(31.1)	$10.6	$(20.5)

Children’s Book Publishing and Distribution (2)	$73.1	$—	$73.1	$72.9	$0.5	$73.4
Education Solutions	(24.4)	—	(24.4)	(13.7)	—	(13.7)
Entertainment (3)	(9.1)	4.0	(5.1)	(4.4)	3.0	(1.4)
International (4)	(4.7)	1.5	(3.2)	(6.1)	1.2	(4.9)
Overhead (5)	(72.6)	4.6	(68.0)	(81.4)	5.9	(75.5)
Operating income (loss)	$(37.7)	$10.1	$(27.6)	$(32.7)	$10.6	$(22.1)
(1) Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on rounded numbers may not yield the results as presented.
(2) In the three and nine months ended February 29, 2024, the Company recognized pretax asset impairment of $0.5 related to an early exit of a sales office lease.
(3) In the three and nine months ended February 28, 2025, the Company recognized pretax severance of $0.7 and $1.1, respectively, related to cost-savings initiatives, pretax costs of $0.5 and $2.6, respectively, related to the acquisition of 9 Story Media Group and pretax asset impairment of $0.3 related to an early exit of an office lease. In the three and nine months ended February 29, 2024, the Company recognized pretax costs associated with its planned investment in 9 Story Media Group of $3.0.

(4) In the three and nine months ended February 28, 2025, the Company recognized pretax severance of $0.1 and $1.5, respectively,related to cost-savings initiatives. In the nine months ended February 29, 2024, the Company recognized pretax severance of $1.2 related to cost-savings initiatives.

(5) In the three and nine months ended February 28, 2025, the Company recognized pretax severance of $1.0 and $4.2, respectively, related to cost-savings initiatives and other pretax expenses of $0.4. In the three and nine months ended February 29, 2024, the Company recognized pretax severance of $0.8 and $5.9, respectively, related to restructuring and cost-savings initiatives.

Table 5

Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Adjusted EBITDA
(Unaudited)
(In $ Millions)

	Three months ended
	02/28/25	02/29/24
Earnings (loss) before income taxes as reported	$(28.4)	$(34.6)
One-time items before income taxes	3.0	4.3
Earnings (loss) before income taxes excluding one-time items	(25.4)	(30.3)
Interest (income) expense (1)	4.3	(0.6)
Depreciation and amortization	27.1	23.7
Adjusted EBITDA (2)	$6.0	$(7.2)
	Nine months ended
	02/28/25	02/29/24
Earnings (loss) before income taxes as reported	$(50.2)	$(31.1)
One-time items before income taxes	10.1	10.6
Earnings (loss) before income taxes excluding one-time items	(40.1)	(20.5)
Interest (income) expense (1)	11.9	(2.4)
Depreciation and amortization	82.4	69.1
Adjusted EBITDA (2)	$54.2	$46.2
(1) For the three and nine months ended February 28, 2025, amounts include production loan interest amortized into cost of goods sold.
(2) Adjusted EBITDA is defined by the Company as earnings (loss), excluding one-time items, before interest, taxes, depreciation and amortization. The Company believes that Adjusted EBITDA is a meaningful measure of operating profitability and useful for measuring returns on capital investments over time as it is not distorted by unusual gains, losses, or other items.

Table 6

Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Adjusted EBITDA by Segment
(Unaudited)
(In $ Millions)

	Three months ended
	02/28/25
	CBPD (1)	EDUC (1)	ENT (1)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$7.5	$(6.9)	$(4.6)	$(2.5)	$(21.9)	$(28.4)
One-time items before income taxes	—	—	1.5	0.1	1.4	3.0
Earnings (loss) before income taxes excluding one-time items	7.5	(6.9)	(3.1)	(2.4)	(20.5)	(25.4)
Interest (income) expense (2)	0.0	0.0	0.7	0.0	3.6	4.3
Depreciation and amortization (3)	7.8	6.2	5.0	1.9	6.2	27.1
Adjusted EBITDA	$15.3	$(0.7)	$2.6	$(0.5)	$(10.7)	$6.0
	Three months ended
	02/29/24
	CBPD (1)	EDUC (1)	ENT (1)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$2.3	$(0.8)	$(3.1)	$(6.3)	$(26.7)	$(34.6)
One-time items before income taxes	0.5	—	3.0	—	0.8	4.3
Earnings (loss) before income taxes excluding one-time items	2.8	(0.8)	(0.1)	(6.3)	(25.9)	(30.3)
Interest (income) expense (2)	0.0	0.0	—	(0.0)	(0.6)	(0.6)
Depreciation and amortization (3)	8.3	7.7	0.0	2.0	5.7	23.7
Adjusted EBITDA	$11.1	$6.9	$(0.1)	$(4.3)	$(20.8)	$(7.2)

	Nine months ended
	02/28/25
	CBPD (1)	EDUC (1)	ENT (1)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$73.0	$(24.4)	$(11.4)	$(6.0)	$(81.4)	$(50.2)
One-time items before income taxes	—	—	4.0	1.5	4.6	10.1
Earnings (loss) before income taxes excluding one-time items	73.0	(24.4)	(7.4)	(4.5)	(76.8)	(40.1)
Interest (income) expense (2)	0.1	0.0	2.5	0.0	9.3	11.9
Depreciation and amortization (3)	23.1	18.6	16.5	5.9	18.3	82.4
Adjusted EBITDA	$96.2	$(5.8)	$11.6	$1.4	$(49.2)	$54.2
	Nine months ended
	02/29/24
	CBPD (1)	EDUC (1)	ENT (1)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$72.8	$(13.7)	$(4.4)	$(7.2)	$(78.6)	$(31.1)
One-time items before income taxes	0.5	—	3.0	1.2	5.9	10.6
Earnings (loss) before income taxes excluding one-time items	73.3	(13.7)	(1.4)	(6.0)	(72.7)	(20.5)
Interest (income) expense (2)	0.1	0.0	—	(0.1)	(2.4)	(2.4)
Depreciation and amortization (3)	24.0	23.3	0.2	5.5	16.1	69.1
Adjusted EBITDA	$97.4	$9.6	$(1.2)	$(0.6)	$(59.0)	$46.2
(1) The Company’s segments are defined as the following: CBPD - Children's Book Publishing and Distribution segment; EDUC - Education Solutions segment; ENT - Entertainment segment; INTL - International segment; OVH - unallocated overhead.

(2) For the three and nine months ended February 28, 2025, amounts include production loan interest amortized into cost of goods sold.
(3) Depreciation and amortization in the Children’s Book Publishing and Distribution, Education Solutions and International segments includes amounts allocated from overhead.